EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO

18 U.S.C. §1350

I, Stephanie Bowman, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that, to my knowledge:

1.                                      The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: January 31, 2013	By:	/s/ STEPHANIE BOWMAN
Stephanie Bowman Executive Vice President, Chief Financial Officer and Treasurer